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The following is a transcript of an employee presentation and meeting conducted on November 3, 2006 by Veritas DGC, Inc. relating to the proposed merger of Veritas DGC Inc. and Compagnie Générale de Géophysique:

Town Hall Meeting: Video Web-cast script

Thierry Pilenko

November 3, 2006

FORWARD-LOOKING INFORMATION

This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements as to expectations, beliefs and future financial performance, such as statements regarding our business prospects.  All of these are based on current information and expectations that are subject to a number of risks, uncertainties and assumptions.  These risks and uncertainties are more fully described in our reports filed with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual outcomes may vary in material respects from those currently anticipated.

INVESTOR NOTICE

In connection with the proposed transaction between CGG and Veritas, CGG has filed a registration statement on Form F-4 (File no. 333-138033) (the “Form F-4”) to register the CGG ordinary shares underlying the CGG American Depositary Shares (“ADS”) to be issued in the proposed transaction.  CGG and Veritas have also filed, and intend to continue to file, additional relevant materials with the Securities and Exchange Commission (the “SEC”), including the filing by CGG with the SEC of a Registration Statement on Form F-6 (the “Form F-6” and together with the Form F-4, the “Registration Statements”) to register the CGG ADSs to be issued in the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus contain and will contain important information about Veritas, CGG, the proposed transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully, and any other relevant documents filed with the SEC, including all amendments, because they contain important information. Investors and security holders may be able to obtain free copies of the documents filed with the SEC by CGG and Veritas (including the Form F-4 and, when filed, the Form F-6) through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may be able to obtain free copies of materials filed with the SEC by CGG and Veritas (including the Form F-4 and, when filed, the Form F-6) by contacting Investor Relations at +1 (832) 351-882 and from CGG by contacting Investor Relations at invrel@cgg.com or by telephone at +33 1 64 47 38 31.

Veritas and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Veritas in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 and will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Veritas’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on or about October 28, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Veritas by contacting Investor Relations at +1 (832) 351-882.

CGG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Veritas in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 and will be included in the Proxy Statement / Prospectus described above. Additional information regarding these directors and executive officers is also included in CGG’s Form 20-F filed with the SEC on May 9, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from CGG by contacting Investor Relations at invrel@cgg.com or by telephone at +33 1 64 47 38 31.

Good morning, good afternoon and good evening. Thanks for joining.

It has now been almost 2 months since we announced the definitive merger agreement between CGG and Veritas and I would like to give you an update on the progress.

Let me start with the status of the regulatory filings which is a major step in the closing process.  There are many filings so I’ll concentrate on the main ones.

The U.S. anti trust filing, also called the Hart Scott Rodino or HSR filing, was submitted to the Federal Trade Commission on September 25th as planned.  Both CGG and Veritas were required to file and answer potential questions separately.

On October 25th we received a notification of early termination from the Department of Justice which indicates that from a U.S. anti trust perspective, we are clear to proceed with the merger.  Filings are required in other countries but this one was one of the most important as Veritas is a U.S. company.

On October 16th, as planned, we filed the required form with the SEC, called a Form 4, and the equivalent with the French AMF.  We expect that we may be requested to answer questions and provide clarification in the next few weeks as part of this process.  The anti trust filings and F-4 and AMF filings are key milestones before the shareholders vote.  For the shareholders vote, once the proxy has been approved we have to wait a minimum of 30 days before the shareholders’ general assembly and vote.

All other filings are currently on schedule. Given the good progress so far we remain confident that closing could happen as early as January 2007.

In parallel to this effort, to start the process of preparing to integrate our two companies after closing, we set up 6 integration committees which are working on the areas where we can legally exchange information between CGG and Veritas.

These 6 committees are:

•                  The Integration Steering Committee - will provide direction and guidelines for the overall integration process. The Veritas members include: me, Tim Wells and Mark Baldwin

•                  The Organization Committee - will work on the operational organization as well as the support functions of the combined CGG-Veritas Services organization.  Currently, CGG is organized into three main organizational entities: A Corporate Group, a Services Group that covers the same businesses as Veritas (Marine Acquisition, Land Acquisition, Imaging, and Data Library) and the Sercel group that designs, manufactures and supports geophysical equipment. This Organization Committee will only cover Services. Sercel’s business will remain unchanged in the context of the merger. The Veritas members include: Colin Murdoch and Tim Wells

•                  The Technology Committee - will work on Data Processing and Imaging, IT infrastructure as well as software and methodology. The Veritas members include: me, Colin Murdoch, Peter Whiting and Jerry Young

•                  The QHSES Management Systems Committee - will analyze the two existing QHSES systems and organizations as well as their implementation and work on the overall convergence of the two. The Veritas members include: Stephen Hallows, and Ray Mays

•                  The HR Management Systems and Training Committee – will focus on HR systems and will assist on the definitions of the key performance indicators for 2007. The Veritas members include: Elspeth Inglis, John Illife, Scott Smith and Peter Day

•                  The Management Information Systems Committee - will work on the convergence of the information systems with particular focus on business systems and accounting and finance. The Veritas members include: Vince Thielen and Melinda Hubbard.

All these committees have representatives from both companies and will report to the overall Integration Steering Committee chaired by Robert Brunck.

From time to time, various committees may form work groups with expertise as required to focus on a key integration task.  As an example, a Marketing work group was formed to look at the combined company’s identity for launch day – logo, letter heads, business cards, etc.

Many committees and work groups have already met several times and will report their progress to the Steering Committee on November 7th and 8th in Paris.  This is the first important integration milestone where direction will be set.  At this stage, our activities will be limited to planning for future implementation – until closing; we will continue to operate as separate entities.

Robert Brunck, Christophe Pettenati and I, as originally planned, made combined visits to most of our larger offices.  We visited the London area offices on September 25th, the CGG office in Massy on September 26th and the Singapore and KL offices on October 16th and 17th.  I subsequently went to Perth to meet both teams on October 18th and 19th.

We also met with the Calgary management team at the SEG in New Orleans and Robert and I are planning to visit Calgary on December 4th.  After Calgary, all the large locations of CGG and Veritas will have been covered by these initial visits.

October was also very busy with the SEG in New Orleans and the announcement of the Veritas fourth quarter and fiscal year 2006 results.

The SEG convention gave me the opportunity to meet face to face with several of our key customers worldwide.  All of them have been very complimentary with our operational performance and service attitude and almost all very positive about the upcoming merger, stressing the global reach and technology powerhouse of the future combined entity.  I also think Veritas had the best booth and overall presence at the show.

As for our results, 2006 was an all time record year with 30% growth in revenue and 139 M$ of profit before tax. These results confirm the robustness of our industry and are a direct reflection of your continuing commitment to our customers, service and quality - thank you for a job well done.

Looking forward to 2007 we see continuous growth which makes the combination with CGG even more powerful. In this robust business environment, it is important that we keep our positive momentum and our focus on our customers, quality and HSES.

We have recently approved a number of key data library projects both onshore and offshore and the first multi-client survey in Kazakhstan has been very successful this summer.

We have also approved a project to relocate our Singapore office and Imaging Center to a modern, state-of-the-art facility. This new building should be ready by the end of 2007 and will give us additional space to expand our activities in the Asia Pacific Region.

We continue to hire field, vessel and imaging personnel as fast as we can to fuel the growth and man our new vessels — the Vision and the replacement of the Seisquest are on schedule.

So, in summary, we are on the right track with our business and with the merger. We continue to progress things as fast as we can, both from a process and legal standpoint. Our goal is to communicate all progress, updates, changes and information concerning the merger as quickly as possible to reduce the time of uncertainty and to be operational from day one.  Only if we do this can our customers as well as our employees reap the benefits we can provide as the world’s leading provider of geophysical services.

Thank you again for your continued commitment and focus on our customers, quality and HSES.  If you have any questions, I encourage you to direct them to your supervisor or to Scott Smith. When we schedule our next town hall meeting, I will address as many of those questions as I can. As with our earlier communications all of this information will be compiled and available on VeritasLIVE as we move toward completing the merger.

Thanks.